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                                                                   EXHIBIT 23(i)

(412) 355-2600
dkwlaw@dkwlaw.com

                                October 15, 1999

Investors Capital Corporation
230 Broadway East, Suite 203
Lynnfield, MA 01940-2320

         Re: Investors Capital Funds

         Ladies and Gentlemen:

         We have acted as counsel to Investors Capital Funds, a business trust formed under the Delaware Business Trust Act (the "Company"), in connection with the issuance and sale by the Company of an indefinite number of shares of the Company's Class A common shares of beneficial interest, par value $.001 per share (the "Class A Shares") and Class C common shares of beneficial interest, par value $.001 per share (the "Class C Shares," and together with the Class A Shares, the "Shares") of the following Series: Investors Capital Internet Fund and Investors Capital Twenty Fund.

         This opinion is being furnished in accordance with the requirements of
Item 23(i) of Form N-1A.

         In connection with this opinion, we have examined originals or copies (including facsimile transmission), certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form N-1A (File Nos. 333-83951 and 811-09497), as filed with the Securities and Exchange Commission (the "Commission"), on July 28, 1999 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, and Pre-Effective Amendments Nos. 1 and 2 thereto, as filed with the Commission on September 15, 1999 and October 15, 1999, respectively, (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Trust Instrument of the Company, as currently in effect;
(iii) the By-Laws of the Company, as currently in effect; (iv) the Distribution Agreement between the Company and Investors Capital Corporation as currently in effect (the "Distribution Agreement"); and (v) certain resolutions of the Board of Trustees of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers of the other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed: (i) that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder; (ii) the due authorization by all requisite action, corporate or other, to enter into and perform all obligations thereunder; and (iii) the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares by the Company thereunder has been validly authorized and when issued and delivered against payment therefor as provided in the Trust Instrument and the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                             Very truly yours,

                            DOEPKEN KEEVICAN & WEISS
                            PROFESSIONAL CORPORATION